LEASE

THIS LEASE is made as of the, 29th day of January, 2004, by and between Penn Visual Inc., having offices at 252 West 31st Street, New York NY 10001 ("Landlord") and Bestway Coach Express Inc., having offices at 2 Mott Street, Seventh Floor, New York, NY 10013 ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, a portion of the Leased Premises consisting of approximately 100 of rentable square feet in the portion of the Leased Premises located **left window space of the entrance door, which is facing the street** (the "Leased Premises") in accordance with the following terms, covenants, conditions and provisions.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Landlord and Tenant do hereby covenant and agree as follows:

1. **Leased Premises, Term and Use.**

(a) Subject to the provisions of this Lease, Landlord hereby lease to Tenant , and Tenant hereby takes and hires from Landlord, the Leased Premises, for a term (the "Initial Term") commencing as of **April 15, 2004** (the "Commencement Date") and expiring on **April 14, 2007** (the "Expiration Date") for purposes of **operating a motorcoach ticket agency sales office.**

(b) With thirty days notice and upon mutual agreement of both Tenant and Landlord, at the end of the Initial Term said lease may be extended on a month to month basis, on the same terms and conditions set forth herein except that Rent may be adjusted as set forth in Section 3(c) herein. Tenant shall thereafter provide thirty days notice to Landlord of any intent to terminate its month to month tenancy.

2. **Rent.**

(a) As of the Commencement Date, Tenant shall pay fixed rent to Landlord at the monthly rate of **$One Thousand Dollars and Zero Cents ($1,000.00).** Rent amount will be 5% increased on yearly basis. Said rent amounts are subject adjustment as set forth in Section 3(b) herein. Tenant shall not be responsible for paying any portion of additional rent or for electricity or other utilities due and payable to Landlord under the Lease. Such sums shall be payable in advance, on the 15th of each calendar month thereafter.

(b) As of **April 14, 2007** in the event Landlord and Tenant have agreed to extend the term of the Lease on a monthly basis, rent due and payable by Tenant to Landlord may be increased over the amounts set forth in 3(a) above to reflect any escalations or adjustments to the amounts of rent owed by Landlord to pursuant to the Lease.

3. **Notices.**

Notices by and from Landlord shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Tenant as follows:

Mr. Wilson Cheng
Chief Executive Officer
Bestway Coach Express Inc.
2 Mott Street, 7th Floor
New York, NY 10013
Facsimile: (212) 608-9169

With a copy (which shall not constitute notice) to:

Louis A. Bevilacqua, Esq.

Thelen Reid & Priest LLP
8th Floor
701 Pennsylvania Ave, N.W.
Washington, DC 20004
Facsimile: (202) 654-1804

Notice by and from Tenant shall be in writing and shall be sent by personal delivery or a recognized overnight express mail service to Landlord as follows:

Mr. SRI. B
Penn Visual Inc.
252 West 31st Street
New York, NY 10001

Either party may change the address for notice by notice to the other given in accordance with the terms hereof.

4. Broker

Tenant and Landlord each covenant and represent to the other that neither Tenant or Landlord has dealt with a broker, finder or other like agent in connection with the negotiation or consummation of this Lease, and that no conversations or negotiations were had with any broker, finder or other like agent concerning the subletting of the Leased Premises.

5. **Governing Law.**

This Lease shall be governed in all respects by the laws of the State of New York.

6. **Surrender.**

On the last day of the Initial Term, or the last day of the month if extended to a month to month tenancy, Tenant shall quit and surrender the Leased Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty. Tenant shall remove all Tenant's property in the Leased Premises, and Landlord may monitor Tenant's move-out.

7. **Assignment and Subletting.**

Tenant shall not sub-sublet any portion of the Leased Premises or assign this Lease without Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding anything to the contrary in this Lease, any sub-sublet or assignment shall be subject to the terms of the Lease.

8. **Security Deposit.**

Tenant shall deliver to Landlord cash in the amount of one month's rent $1,000 and one month's security deposit $1,000, to be held in a non-interest bearing account by Landlord to insure the faithful performance of the terms and conditions of this Lease on Tenant's part to be performed.

9. **Operation Hours.**

Tenant shall have a separate entrance into the leased premises.

Initial

IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first above written.

LANDLORD:
Penn Visual Inc.

By: [signature]
Name:
Title:

TENANT:
Bestway Coach Express Inc.

By: [signature]
Name: WILSON CHENG
Title: CEO

DC #154810 v1

Initial [initials]